Exhibit 10.35

Abbott Laboratories

Description of Base Salary of Named Executive Officers

Set forth below are the base salaries, effective December 31, 2008 and March 1, 2009, of the chief executive officer, chief financial officer, Holger A. Liepmann, James L. Tyree, and Stephen R. Fussell, all of whom were named executive officers in 2008.

Miles D. White

Chairman of the Board and Chief Executive Officer

Base Salary
December 31, 2008	$1,807,500
March 1, 2009	$1,861,700

Thomas C. Freyman

Executive Vice President, Finance and

Chief Financial Officer

Base Salary
December 31, 2008	$892,300
March 1, 2009	$919,100

Holger A. Liepmann

Executive Vice President,

Global Nutrition

Base Salary
December 31, 2008	$703,000
March 1, 2009	$724,100

James L. Tyree

Executive Vice President,

Pharmaceutical Products Group

Base Salary
December 31, 2008	$702,000
March 1, 2009	$723,100

Stephen R. Fussell

Senior Vice President,

Human Resources

Base Salary
December 31, 2008	$476,000
March 1, 2009	$525,000